EXHIBIT 99.1

J.JILL, INC. ANNOUNCES THIRD QUARTER 2020 RESULTS

Quincy, MA – December 10, 2020 – J.Jill, Inc. (NYSE:JILL) today announced financial results for the third quarter ended October 31, 2020.

James S. Scully, Interim Chief Executive Officer of J.Jill, Inc. stated, “Our third quarter results represent sequential topline improvement as the majority of our stores were reopened for the entire period. Direct sales were up 4% for the quarter and penetration remained healthy at over 60% of total sales. We have continued to be disciplined with regards to cost and inventory management, and we took aggressive actions to effectively clear units during the quarter to better align our inventory position with current demand. These actions, along with our improved financial flexibility through our recent agreement with our lenders, better position J.Jill as we continue to focus on driving profitable growth. As we embark on our next chapter, we are pleased to welcome our permanent CEO, Claire Spofford, who will join us early next year, and brings deep knowledge of J.Jill’s loyal customer base as well as a track record of evolving brands into profitable, digitally-driven omnichannel businesses.”

For the third quarter ended October 31, 2020:

•	The Company ended the third quarter of fiscal 2020 with $9.2 million in cash and $37.3 million of total availability under its revolving credit agreement.
•	Inventory at the end of the third quarter of fiscal 2020 decreased 17.0% to $67.6 million compared to $81.4 million at the end of the third quarter of fiscal 2019.
•	Total net sales for the thirteen weeks ended October 31, 2020 were $117.2 million compared to $166.1 million for the thirteen weeks ended November 2, 2019.
•	Direct to consumer net sales represented 63.3% of total net sales, compared to 43.0% in the third quarter of fiscal 2019.
•

Gross profit was $69.0 million compared to $106.9 million in the third quarter of fiscal 2019. Gross margin was 58.9% compared to 64.4% in the third quarter of fiscal 2019. The year over year gross margin decline was primarily driven by actions taken in the quarter to clear excess inventory.

•

SG&A was $92.2 million compared to $98.0 million in the third quarter of fiscal 2019. In the third quarter of fiscal 2020, SG&A included $13.3 million of expense primarily the result of legal and advisory costs related to the debt restructuring agreements with lenders and costs directly incurred in response to the COVID-19 pandemic offset by a benefit of $0.6 million related to an adjustment to the estimated costs of permanently closing certain retail locations. Excluding these items, SG&A as a percentage of total net sales was 67.7% compared to 59.0% in the third quarter of fiscal 2019.

•	During the third quarter of fiscal 2020, the Company recognized impairment charges of $0.9 million related to long-lived assets associated with retail stores.
•	Loss from operations was $24.1 million compared to income of $9.0 million in the third quarter of fiscal 2019.
•

Adjusted (Loss) Income from Operations*, excluding the non-recurring items and impairment charges incurred in the third quarter of fiscal 2020, was a loss of $10.4 million compared to income of $9.0 million in the third quarter of fiscal 2019.

•	Interest expense was $4.8 million compared to $4.8 million in the third quarter of fiscal 2019.
•	Income tax benefit was $7.3 million compared to expense of $1.8 million in the third quarter of fiscal 2019, and the effective tax rate was 24.0% compared to 42.5% in the third quarter of 2019.
•	Net loss was $23.2 million compared to income of $2.4 million in the third quarter of fiscal 2019.

•

Net loss per share was $2.52 compared to income of $0.27 in the third quarter of fiscal 2019, including the impact of non-recurring items and adjusted for the 5-for-1 reverse stock split that was effective November 9, 2020. Excluding the impact of non-recurring items Adjusted Loss per Share* in the third quarter of fiscal 2020 was $1.30 compared to Adjusted Income per Diluted Share of $0.34 in the third quarter of fiscal 2019.

•	Adjusted EBITDA* for the third quarter of fiscal 2020 was a loss of $1.6 million, compared to income of $19.6 million in the third quarter of fiscal 2019.
•	The Company closed 5 stores in the third quarter of fiscal 2020 and ended the quarter with 276 stores.

For the thirty-nine weeks ended October 31, 2020 :

•	Total net sales for the thirty-nine weeks ended October 31, 2020 were $300.8 million compared to $523.3 million for the thirty-nine weeks ended November 2, 2019.
•	Direct to consumer net sales represented 65.3% of total net sales compared to 42.5% in the thirty-nine weeks ended November 2, 2019.
•	Gross profit was $174.2 million compared to $328.5 million in the thirty-nine weeks ended November 2, 2019. Gross margin was 57.9% compared to 62.8% in the thirty-nine weeks ended November 2, 2019.
•

SG&A was $257.8 million compared to $306.1 million in the thirty-nine weeks ended November 2, 2019. In the thirty-nine weeks ended October 31, 2020, SG&A included $23.0 million of expense primarily the result of legal and advisory costs related to the debt restructuring agreements with lenders and costs directly incurred in response to the COVID-19 pandemic offset by a benefit of $1.0 million related to adjustments to the estimated costs of permanently closing certain retail locations. Excluding these items, SG&A as a percentage of total net sales was 78.4% compared to 58.6% in the thirty-nine weeks ended November 2, 2019.

•

During the thirty-nine weeks ended October 31, 2020, the company recognized impairment charges of $52.0 million associated with goodwill, other intangible assets and other long-lived assets compared to $97.5 million in the thirty-nine weeks ended November 2, 2019.

•	Loss from operations was $135.7 million compared to a loss of $75.0 million in the thirty-nine weeks ended November 2, 2019.
•

Adjusted (Loss) Income from Operations*, excluding the non-recurring items and impairment charges incurred year-to-date in fiscal 2020 and fiscal 2019, was a loss of $61.6 million compared to income of $21.8 million, respectively.

•	Interest expense was $13.6 million compared to $14.9 million in the thirty-nine weeks ended November 2, 2019.
•

Income tax benefit was $38.5 million compared to expense of $0.1 million in the thirty-nine weeks ended November 2, 2019, and the effective tax rate was 25.5% compared to -0.1% in the thirty-nine weeks ended November 2, 2019.

•	Net loss was $112.5 million compared to a loss of $90.0 million in the thirty-nine weeks ended November 2, 2019
•

Net loss per share was $12.49 compared to a net loss of $10.31 in the thirty-nine weeks ended November 2, 2019, including the impact of one-time items. Excluding the impacts of nonrecurring items, Adjusted (Loss) Income per Share* for the thirty-nine weeks ended October 31, 2020 was a loss of $6.10 compared to income of $0.58 for the thirty-nine weeks ended November 2, 2019.

•	Adjusted EBITDA* in the thirty-nine weeks ended October 31, 2020 was a loss of $33.9 million compared to income of $53.7 million in the thirty-nine weeks ended November 2, 2019.

* Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income” for more information.

Outlook

The impact of the COVID-19 pandemic and the pace at which there are new developments, locally and globally, has created a great deal of uncertainty. Consequently, the Company is not providing financial guidance at this time but expects to end the year with approximately 270 stores. The Company continues to expect total capital spend in fiscal 2020 to be approximately $5.0 million.

Recent Developments

On September 30, 2020, in accordance with the Transaction Services Agreement (“TSA”), The Company entered into agreements with its lenders creating an amended Term Loan, new Priming Loan and a subordinated facility.  The agreements include the issuance of Penny Warrants.  The details of these agreements can be referenced in our Form 10-Q filed today, December 10, 2020.

Separately, on October 7, 2020, the Company announced the appointment of Claire Spofford as Chief Executive Officer, effective no later than February 15. She will also become a member of the Board of Directors. Jim Scully will remain Interim CEO to ensure a smooth transition of the role. Spofford a veteran retail executive with more than 20 years of experience, most recently served as President of Cornerstone Brands.

Additionally, on November 4, 2020, the Company announced a 1-for-5 reverse stock split effective November 9, 2020.  The Company’s shareholders received one share for every five shares held prior to the effective date.

Please refer to http://investors.jjill.com for these prior announcements as well as relevant filings.

Conference Call Information

A conference call to discuss third quarter 2020 results is scheduled for today, December 10, 2020, at 8:00 a.m. Eastern Time. Those interested in listening in the call are invited to dial (866) 393-4306 or (734) 385-2616 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call and reference Conference ID 8692056 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events/events.

A taped replay of the conference call will be available approximately two hours following the live call and can be accessed both online and by dialing (855) 859-2056 or (404) 537-3406. The pin number to access the telephone replay is 8692056. The telephone replay will be available until Thursday, December 17, 2020.

About J.Jill, Inc.

J.Jill is a premier omnichannel retailer and nationally recognized women’s apparel brand committed to delighting customers with great wear-now product. The brand represents an easy, thoughtful and inspired style that reflects the confidence of remarkable women who live life with joy, passion and purpose. J.Jill offers a guiding customer experience through about 275 stores nationwide and a robust e-commerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference.

Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•

Adjusted EBITDA, which represents net income (loss) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, equity-based compensation expense, write-off of property and equipment, and other non-recurring expenses and one-time items. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results.

•

Adjusted Income (Loss) from Operations, which represents operating income (loss) plus other non-recurring expense and one-time items.  We present Adjusted Income (Loss) from Operations because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.

•

Adjusted Net Income (Loss), which represents net income (loss) plus other non-recurring expenses and one-time items. We present Adjusted Net Income (Loss) because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

•

Adjusted Diluted Earnings (Loss) per Share (“Adjusted Diluted EPS”) represents Adjusted Net Income (Loss) divided by the number of fully diluted shares outstanding. Adjusted Diluted EPS is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS should not be considered alternatives to, or substitutes for, net income (loss) or EPS, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss) and Adjusted Diluted EPS to net income (loss) and EPS, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA and Adjusted Net Income (Loss) as well as Reconciliation of GAAP Operating Income (Loss) to Adjusted Income (Loss) from Operations” and not rely solely on Adjusted EBITDA, Adjusted Income (Loss) from Operations, Adjusted Net Income (Loss), Adjusted Diluted EPS or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” Forward-looking statements include statements under “Outlook” and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements, but are not limited to, the Company’s ability to consummate the Transaction, on the terms proposed or at all, including the Company’s ability to obtain requisite support of the Transaction from various stakeholders and to finalize the terms and documentation relating to the Transaction; the Company’s ability to comply with the terms of the TSA, including completing various stages of the restructuring within the dates specified therein; the effects of disruption from the proposed financial restructuring making it more difficult to maintain business, financing and operational relationships; the Company’s ability to achieve the potential benefits of the proposed financial restructuring; the impact of the COVID-19 epidemic and political unrest on the Company and the economy as a whole; the Company’s ability to adequately and effectively negotiate a long-term solution under its outstanding debt instruments; risks related to the Forbearance Agreements, including the duration of such agreements and the Company’s ability to meet its ongoing obligations under such agreements; the Company’s ability to take actions that are sufficient to eliminate the substantial doubt about its ability to continue as a going concern; the Company’s ability to develop a plan to regain compliance with the continued listing criteria of the NYSE; the NYSE’s acceptance of such plan; the Company’s ability to execute such plan and to continue to comply with applicable listing standards within the available cure period; risks arising from the potential suspension of trading of the Company’s common stock on the NYSE; Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding our ability to manage inventory or anticipate consumer demand; changes in consumer confidence and spending; our competitive environment; our failure to open new profitable stores or successfully enter new markets and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 1, 2020. Any forward-looking statement made in this press release speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	October 31, 2020	November 2, 2019
Net sales	$117,224	$166,085
Cost of goods sold	48,225	59,137
Gross profit	68,999	106,948
Selling, general and administrative expenses	92,184	97,972
Impairment of long-lived assets	906	-
Operating (loss) income	(24,091)	8,976
Other expense (a)	1,628	-
Interest expense	4,753	4,826
(Loss) income before provision for income taxes	(30,472)	4,150
Income tax (benefit) provision	(7,313)	1,763
Net (loss) income and total comprehensive (loss) income	$(23,159)	$2,387
Net (loss) income per common share attributable to common shareholders:
Basic	$(2.52)	$0.27
Diluted	$(2.52)	$0.27
Weighted average number of common shares outstanding:
Basic	9,177,350	8,767,733
Diluted	9,177,350	8,790,140

	For the Thirty-Nine Weeks Ended
	October 31, 2020	November 2, 2019
Net sales	$300,829	$523,281
Cost of goods sold	126,645	194,736
Gross profit	174,184	328,545
Selling, general and administrative expenses	257,829	306,051
Impairment of long-lived assets	27,493	2,064
Impairment of goodwill	17,900	88,428
Impairment of intangible assets	6,620	7,000
Operating loss	(135,658)	(74,998)
Other expense (a)	1,628	-
Interest expense	13,640	14,852
Loss before provision for income taxes	(150,926)	(89,850)
Income tax (benefit) provision	(38,464)	132
Net loss and total comprehensive loss	$(112,462)	$(89,982)
Net loss per common share attributable to common shareholders:
Basic	$(12.49)	$(10.31)
Diluted	$(12.49)	$(10.31)
Weighted average number of common shares outstanding:
Basic	9,004,321	8,730,636
Diluted	9,004,321	8,730,636

(a)	Other expense consists of the mark-to-market adjustment on warrants and derivative liabilities related to the debt restructuring consummated on September 30, 2020.

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except common share data)

	October 31, 2020	February 1, 2020
Assets
Current assets:
Cash	$9,197	$21,527
Accounts receivable	3,728	6,568
Inventories, net	67,584	72,599
Prepaid expenses and other current assets	41,570	22,256
Total current assets	122,079	122,950
Property and equipment, net	83,337	107,645
Intangible assets, net	99,240	112,814
Goodwill	59,697	77,597
Operating lease assets, net	170,843	211,332
Other assets	2,134	1,650
Total assets	$537,330	$633,988
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$62,518	$43,053
Accrued expenses and other current liabilities	57,724	42,712
Current portion of long-term debt	2,799	2,799
Current portion of operating lease liabilities	36,564	33,875
Total current liabilities	159,605	122,439
Long-term debt, net of discount and current portion	228,547	231,200
Deferred income taxes	16,824	31,034
Operating lease liabilities, net of current portion	186,258	208,800
Warrants and derivative liability	14,841	-
Other liabilities	1,735	1,950
Total liabilities	607,810	595,423
Commitments and contingencies
Shareholders’ Equity
Common stock, par value $0.01 per share; 50,000,000 shares authorized; 9,619,976 and 8,857,625 shares issued and outstanding at October 31, 2020 and February 1, 2020, respectively	96	89
Additional paid-in capital	128,840	125,430
Accumulated (deficit) earnings	(199,416)	(86,954)
Total shareholders’ equity	(70,480)	38,565
Total liabilities and shareholders’ equity	$537,330	$633,988

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	October 31, 2020	November 2, 2019
Net (loss) income	$(23,159)	$2,387
Other expense	1,628	-
Interest expense, net	4,753	4,826
Income tax (benefit) provision	(7,313)	1,763
Depreciation and amortization	8,359	9,458
Equity-based compensation expense (a)	323	1,128
Write-off of property and equipment (b)	121	71
Adjustment for costs to exit retail stores (c)	(556)	—
Impairment of long-lived assets (d)	906	—
Transaction costs (e)	12,912	—
Other non-recurring items (f)	410	—
Adjusted EBITDA	$(1,617)	$19,633

	For the Thirty-Nine Weeks Ended
	October 31, 2020	November 2, 2019

Net loss	$(112,462)	$(89,982)
Other expense	1,628	-
Interest expense, net	13,640	14,852
Income tax (benefit) provision	(38,464)	132
Depreciation and amortization	25,672	28,307
Equity-based compensation expense (a)	1,614	3,544
Write-off of property and equipment (b)	376	85
Adjustment for costs to exit retail stores (c)	(958)	—
Impairment of goodwill and other intangible assets	24,520	95,428
Impairment of long-lived assets (d)	27,493	2,064
Transaction costs (e)	20,636	—
Other non-recurring items (f)	2,393	(740)
Adjusted EBITDA	$(33,912)	$53,690

(a)

Represents expenses associated with equity incentive instruments granted to our management. Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grants.

(b)	Represents net gain or loss on the disposal of fixed assets.
(c)	Represents non-cash gains associated with exiting store leases earlier than anticipated
(d)	Represents impairment of long-lived assets related to the right-of-use asset and leasehold improvements.
(e)

Represents items management believes are not indicative of ongoing operating performance. For the thirteen and thirty-nine weeks ended October 31, 2020, these expenses are primarily composed of legal and advisory costs.

(f)

Represents items management believes are not indicative of ongoing operating performance. For thirteen and thirty-nine weeks ended October 31, 2020, these expenses are primarily composed of incremental one-time costs related to the COVID-19 pandemic. For the thirty-nine weeks ended November 2, 2019 these expenses are primarily composed of a gain from insurance proceeds and restructuring costs.

J.Jill, Inc.

Reconciliation of GAAP Operating Income to Adjusted Income from Operations

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	October 31, 2020	November 2, 2019
Operating (loss) income	$(24,091)	$8,976
Adjustment for costs to exit retail stores (a)	(556)	—
Impairment of long-lived assets (b)	906	—
Transaction costs (c)	12,912	—
Other non-recurring items (d)	410	—
Adjusted (Loss) Income from Operations	$(10,419)	$8,976

	For the Thirty-Nine Weeks Ended
	October 31, 2020	November 2, 2019
Operating loss	$(135,658)	$(74,998)
Adjustment for costs to exit retail stores (a)	(958)	—
Impairment of goodwill and other intangible assets	24,520	95,428
Impairment of long-lived assets (b)	27,493	2,064
Transaction costs (c)	20,636	—
Other non-recurring items (d)	2,393	(740)
Adjusted (Loss) Income from Operations	$(61,574)	$21,754

(a)	Represents non-cash gains associated with exiting store leases earlier than anticipated.

(b)       Represents impairment of long-lived assets related to the right-of-use asset and leasehold improvements.

(c)	Represents items management believes are not indicative of ongoing operating performance and are primarily composed of legal and advisory costs.
(d)

Represents items management believes are not indicative of ongoing operating performance. For the thirteen and thirty-nine weeks ended October 31, 2020, these expenses are primarily composed of incremental one-time costs related to the COVID-19 pandemic. For thirty-nine weeks ended November 2, 2019, these expenses are primarily composed of a gain from insurance proceeds and restructuring costs.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	October 31, 2020	November 2, 2019
Net (loss) and total comprehensive (loss) income	$(23,159)	$2,387
Add: Income tax (benefit) provision	(7,313)	1,763
(Loss) income before (benefit) provision for income taxes	(30,472)	4,150
Add: Adjustment for costs to exit retail stores (a)	(556)	—
Add: Impairment of long-lived assets (b)	906	—
Add: Transaction costs (c)	12,912	—
Add: Other non-recurring items (d)	410	—
Adjusted (loss) income before (benefit) provision for income taxes	(16,800)	4,150
Less: Adjusted tax (benefit) provision (e)	(4,788)	1,121
Adjusted net (loss) income	$(12,012)	$3,030
Adjusted net (loss) income per common share attributable to common shareholders:
Basic	$(1.31)	$0.35
Diluted	$(1.31)	$0.34
Weighted average number of common shares outstanding:
Basic	9,177,350	8,767,733
Diluted	9,177,350	8,790,140

	For the Thirty-Nine Weeks Ended
	October 31, 2020	November 2, 2019
Net loss and total comprehensive loss	$(112,462)	$(89,982)
Add: Income tax (benefit) provision	(38,464)	132
Loss before benefit for income taxes	(150,926)	(89,850)
Add: Adjustment for costs to exit retail stores (a)	(958)	—
Add: Impairment of goodwill and indefinite-lived intangible assets	24,520	95,428
Add: Impairment of long-lived assets (b)	27,493	2,064
Add: Transaction costs (c)	20,636	—
Add: Other non-recurring items (d)	2,393	(740)
Adjusted (loss) income before (benefit) provision for income taxes	(76,842)	6,902
Less: Adjusted tax (benefit) provision (e)	(21,900)	1,864
Adjusted net (loss) income	$(54,942)	$5,038
Adjusted net (loss) income per common share attributable to common shareholders:
Basic	$(6.10)	$0.58
Diluted	$(6.10)	$0.58
Weighted average number of common shares outstanding:
Basic	9,004,321	8,730,636
Diluted	9,004,321	8,730,636

(a)	Represents non-cash gains associated with exiting store leases earlier than anticipated.

(b)       Represents impairment of long-lived assets related to the right-of-use asset and leasehold improvements. For the thirteen weeks ended August 1, 2020, the Company recognized a benefit (or reversal of prior period impairment) related to stores that were permanently closed during the period.

(c)

Represents items management believes are not indicative of ongoing operating performance. For the thirteen and thirty-nine weeks ended October 31, 2020, these expenses are primarily composed of legal and advisory costs.

(d)

Represents items management believes are not indicative of ongoing operating performance. For the thirteen and thirty-nine weeks ended October 31, 2020, these expenses are primarily composed of incremental one-time costs related to the COVID-19 pandemic. For the thirty-nine weeks ended November 2, 2019 these expenses are primarily composed of a gain from insurance proceeds and restructuring costs.

(e)

The adjusted tax (benefit) provision for adjusted net (loss) income is estimated by applying a rate of 28.5% for fiscal 2020 and 27% for fiscal 2019, to the adjusted (loss) income before (benefit) provision for income taxes.

Contacts:

Investor Contacts:

Caitlin Churchill/Joseph Teklits

ICR, Inc.

investors@jjill.com

203-682-8200

Media Contact:

Chris Gayton

J.Jill, Inc.

media@jjill.com

617-689-7916